UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Lions Gate Entertainment Corp.

(Name of Registrant as Specified In Its Charter)

Mr. Jay Firestone

Dr. Michael Dornemann

Mr. Christopher J. McGurk

Mr. Daniel A. Ninivaggi

Dr. Harold T. Shapiro

Mr. Carl C. Icahn

Mr. Brett Icahn

Mr. Jesse Lynn

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Fund S.à r.l.,

Daazi Holding B.V.

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II LP

Icahn Partners Master Fund III LP

Icahn Enterprises G.P. Inc.

Icahn Enterprises Holdings L.P.

IPH GP LLC

Icahn Capital LP

Icahn Onshore LP

Icahn Offshore LP

Beckton Corp.

7508921 Canada Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 8, 2010 Carl C. Icahn issued a press release. A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein.

ON DECEMBER 6, 2010 MR. JAY FIRESTONE, DR. MICHAEL DORNEMANN, MR. CHRISTOPHER J. MCGURK, MR. DANIEL A. NINIVAGGI, DR. HAROLD T. SHAPIRO, MR. CARL C. ICAHN, MR. BRETT ICAHN, MR. JESSE LYNN, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN FUND S.À R.L., DAAZI HOLDING B.V., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL LP, ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND 7508921 CANADA INC. (THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF LIONS GATE (THE “ANNUAL MEETING”). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SHAREHOLDERS ARE ABLE TO OBTAIN COPIES OF THESE DOCUMENTS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM. THESE MATERIALS MAY ALSO BE OBTAINED AT NO CHARGE BY CONTACTING D.F. KING & CO., INC., TOLL FREE FOR SHAREHOLDERS AT (800) 714-3313, AND FOR BANKS AND BROKERS AT (212) 269-5550. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO SHAREHOLDERS OF LIONS GATE.

EXHIBIT 1

Shareholder Contact:

Jesse Lynn

Icahn Capital LP

212-702-4331

jlynn@sfire.com

Media Contact

Sitrick And Company

Michael Sitrick

310-788-2850

mike_sitrick@sitrick.com

PROXY ADVISORY FIRM EGAN-JONES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ICAHN SLATE OF DIRECTORS AT LIONS GATE’S UPCOMING ANNUAL MEETING

For Immediate Release

New York, NY — December 8, 2010 – Proxy Advisory firm Egan-Jones has recommended that Lions Gate shareholders (NYSE: LGF) support the Icahn slate of Directors and vote the Gold Card, Carl Icahn announced today.

Egan-Jones, which provides qualified and independent proxy proposal research and voting recommendations, stated: “We feel that is imperative that the Dissidents be heavily represented on the Board. We believe that the support for the dissidents’ ballot is merited and that voting the dissidents’ ballot is in the best interest of the Company and its shareholders.”

Egan-Jones said in arriving at that conclusion, they considered the following factors1:

1. “We are persuaded by the analyses of the Company’s performance shortcomings presented by the Dissidents and believe that shareholders would benefit from having on the Board the combination of experience, skills and qualifications that could be brought to bear by the Dissidents’ nominees for director.

2. “We are particularly troubled by what the (Icahn) refer(s) to as the “Entrenchment Device,” which has substantially increased the percentage ownership of Mr. Rachevsky and lowered Mr. Icahn’s percentage ownership. In our opinion, this device exhibited poor governance, working to entrench current management and working against the Icahn tender offer, thus limiting the ability of other shareholders to decide for themselves on the Company’s future.

“There is a single slate of nominees, the nominees appear qualified and we recommend a vote “FOR” this Proposal,” Egan-Jones said.

Mr. Icahn said he was gratified by Egan-Jones’ support.

[1]	Permission to use this quote was neither sought nor obtained (emphasis added).

“The actions of Lions Gate’s Board speak for themselves as does the company’s and its stock’s performance,” Mr. Icahn said. “$100 invested in Lions Gate stock five years ago would be worth $56 today. If you had put that same $100 into an NYSE composite index, it would have been worth $117. If you had put it in my hedge fund, it would be worth $145. If you put it under your mattress, you at least would have still had your original $100.

“It is time for a change. If you want to protect your investment, vote the Gold Card,” he stated.

For more information please visit www.savelionsgate.com.

The terms and conditions of the tender offer by Mr. Icahn’s affiliates to acquire any and all of Lions Gate’s outstanding common shares for $7.50 per share, which will expire at 11:59 p.m., Vancouver time, on December 10, 2010, unless extended or withdrawn, are set forth in an Offer to Purchase, Letter of Transmittal and other related materials that have been distributed to holders of Lions Gate’s common shares and were filed with the SEC as exhibits to the Icahn Group’s amended Schedule TO and with the Canadian securities authorities on SEDAR. Shareholders with questions about the tender offer may call D.F. King & Co., Inc., the Information Agent, toll-free at 800-859-8511 (banks and brokers call 212-269-5550).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE OFFER DESCRIBED ABOVE. THE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT THE ICAHN GROUP HAS FILED WITH THE SEC AS EXHIBITS TO ITS AMENDED SCHEDULE TO AND WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR AND HAS DISTRIBUTED TO HOLDERS OF COMMON SHARES. HOLDERS OF COMMON SHARES SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE OFFER. HOLDERS OF COMMON SHARES MAY OBTAIN A FREE COPY OF THE AMENDED TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT THE ICAHN GROUP HAS FILED (1) WITH THE SEC AT THE SEC’S WEB SITE AT WWW.SEC.GOV AND (2) WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR AT WWW.SEDAR.COM.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP. (“LIONS GATE”) FOR USE AT THE NEXT MEETING OF SHAREHOLDERS OF LIONS GATE AT WHICH INDIVIDUALS WILL BE ELECTED TO THE BOARD OF DIRECTORS OF LIONS GATE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO SHAREHOLDERS OF LIONS GATE AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT

WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM. INFORMATION RELATING TO PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON DECEMBER 6, 2010.